                                                                      EXHIBIT 21

                        L-3 COMMUNICATIONS HOLDINGS, INC.
                        ---------------------------------

Entity

1179023 Ontario Ltd
1374474 Ontario Inc.
3023001 Canada Inc.
3033544 Nova Scotia Company
ACSS-NZSC Limited
Apcom, Inc.
Applied Physics Specialties Limited
Army Fleet Support, LLC
Astrid Energy Enterprises S.R.L.
Aviation Communications & Surveillance Systems, LLC
Aydin Foreign Sales Limited
Aydin S.A.
Aydin Yazilim ve Elektronik Sanayi A.S.
Broadcast Sports Inc.
Civilian Police International, LLC
Civilian Police International Ltd.
D.P. Associates Inc.
ELAC Nautik Unterstutzungskabe GmbH
Electrodynamics, Inc.
Electronic Space Systems International Corp.
E.MC S.r.l.
ESSCO Collins Limited
EuroAtlas Gesellschaft fur Leistungselektronik mbH
Film Europe Limited
Forfeiture Support Associates, L.L.C.
Henschel Inc.
Honeywell TCAS Inc.
Hygienetics Environmental Services, Inc.
International Aerospace Management Company Scrl
Interstate Electronics Corporation
JovyAtlas Elektrische Umformtechnik GmbH
J-R Technical Management, L.L.C.
J-R Technical Services Limited Partnership, L.L.P.
KDI Precision Products, Inc.
L-3 Canada Acquisition Inc.
L-3 Communications Aeromet, Inc.
L-3 Communications AIS GP Corporation
L-3 Communications Australia Proprietary Limited
L-3 Communications Australia Pty Ltd
L-3 Communications Avionics Systems, Inc.
L-3 Communications Avisys Corporation
L-3 Communications Aydin Corporation
L-3 Communications Canada Inc.
L-3 Communications Corporation
L-3 Communications CSI, Inc.

                                                                               2

L-3 Communications ELAC Nautik GmbH
L-3 Communications ESSCO, Inc.
L-3 Communications Flight Capital LLC
L-3 Communications Flight International Aviation LLC
L-3 Communications Global Network Solutions U.K. Ltd.
L-3 Communications Government Services, Inc.
L-3 Communications Holding GmbH
L-3 Communications Holdings, Inc.
L-3 Communications Hong Kong Limited
L-3 Communications ILEX Systems, Inc.
L-3 Communications Integrated Systems L.P.
L-3 Communications Investments Inc.
L-3 Communications Klein Associates, Inc.
L-3 Communications Korea Corporation
L-3 Communications Malaysia Sdn. Bhd.
L-3 Communications MAS (Canada) Inc.
L-3 Communications MAS (US) Corporation
L-3 Communications Security and Detection Systems, Inc.
L-3 Communications Singapore Pte Ltd
L-3 Communications Storm Control Systems, Inc.
L-3 Communications U.K. Ltd.
L-3 Communications Vector International Aviation LLC
L-3 Communications Vertex Aerospace LLC
L-3 Communications Westwood Corporation
Logimetrics Inc.
Logimetrics FSC, Inc.
L-Tres Comunicaciones Costa Rica, S.A.
MCTI Acquisition Corporation
Medical Educational Technologies, Inc.
Microdyne Communications Technologies Incorporated
Microdyne Corporation
Microdyne Ltd.
Microdyne Outsourcing Incorporated
mmTECH, INC.
Mosaic Mapping Inc.
MPRI, Inc.
MVT Equity LLC
Narda Safety Test Solutions GmbH
New Vision Group Inc.
Pac Ord Inc.
PMM Costruzioni Elettroniche Centro Misure Radioelettriche S.r.l.
Power Paragon (Deutschland) Holding GmbH
Power Paragon, Inc.
Ship Analytics, Inc.
Ship Analytics International, Inc.
Ship Analytics USA, Inc.
Sovcan Star Satellite Communications Inc.
Spar Aerospace Limited
SPD Electrical Systems, Inc.
SPD Switchgear Inc.
Storm Control Systems Limited

                                                                               3

SYColeman Corporation
Troll Technology Corporation
Wescam Air Ops Inc.
Wescam Air Ops LLC
Wescam Asia Pte Ltd
Wescam Europe Limited
Wescam Financial (U.S.A.)
Wescam Holdings (US) Inc.
Wescam Inc.
Wescam LLC
Wescam Sonoma Inc.
Wolf Coach Inc.